UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2014

UNIVEST CORPORATION OF PENNSYLVANIA

(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

14 North Main Street, Souderton, Pennsylvania	18964
(Address of principal executive offices)	(Zip Code)

(215) 721-2400

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 — Other Events.

On June 18, 2014, Univest Corporation of Pennsylvania (“Univest”) and Valley Green Bank (“Valley Green”) issued a joint press release announcing the execution of an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 17, 2014, by and among Univest, Univest Bank and Trust Co. (“Univest Bank”), and Valley Green. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, on June 18, 2014, Univest made available certain supplemental information regarding the proposed transaction in a slide presentation posted on its website. The slides that were made available in connection with the presentation are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This Current Report on Form 8-K contains forward looking statements within the meaning of the Private Securities Reform Act of 1995 giving Univest’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of Univest’s management and its subsidiaries and on the information available to its management at the time that these statements were made. There are a number of factors, many of which are beyond the control of Univest, that could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) the parties may fail to satisfy the conditions to closing for the proposed merger in a timely manner or at all; (2) the Valley Green or Univest shareholders may fail to approve the proposed merger; (3) the parties may fail to obtain the necessary governmental approvals or adverse regulatory conditions may be imposed in connection with such approvals; (4) the announcement and pendency of the transaction may result in disruption to the parties’ businesses; (5) Univest may encounter difficulties related to the integration of the businesses following the merger; (6) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (7) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in Univest’s or Valley Green’s organization, compensation and benefit plans; (8) the effect on Univest’s or Valley Green’s competitive position within their respective market area and increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (9) the effect of changes in interest rates; and (10) the effect of changes in the business cycle and downturns in the local, regional or national economies. For a list of other factors which could cause actual results to differ from those currently anticipated, see Univest’s filings with the SEC, including “Item 1A. Risk Factors,” set forth in Univest’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Forward-looking statements speak on as of the date they are made. Univest does not undertake, and specifically disclaims, any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of Univest.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the proposed merger, Univest will file a registration statement on Form S-4 with the SEC. The registration statement will include the joint proxy statement for the meetings of shareholders of Valley Green and Univest, which will also constitute a prospectus of Univest. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Univest with the SEC, may be obtained free of charge at the SEC’s Web site at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Univest by contacting Univest Corporation of Pennsylvania, 14 North Main Street, Souderton, Pennsylvania 18964, Attention: Karen E. Tejkl, Secretary, or from the “Investor Relations” section of Univest’s web site at www.Univest.net.

Valley Green and Univest and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from shareholders of Valley Green and Univest in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of Valley Green or Univest in connection with the proposed Merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about the executive officers and directors of Univest in its Annual Report on Form 10-K for the year ended December 31, 2013 and in its definitive proxy statement filed with the SEC on March 14, 2014.

Shareholders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

99.1	Joint Press Release, dated June 18, 2014, of Univest Corporation of Pennsylvania and Valley Green Bank

99.2	Investor Presentation dated June 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVEST CORPORATION OF PENNSYLVANIA

Dated: June 18, 2014

	By:	/s/ Michael S. Keim
Michael S. Keim
Executive Vice President and Chief Financial Officer